Exhibit 31.3

Certification of Chief Executive Officer
of Periodic Report Pursuant to Rule 13a-14(a) and Rule 15d-14(a)

I, Howard M. Levkowitz, certify that:

1. I have reviewed this Amendment to the Annual Report on Form 10-K of TCP Capital Corp.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2018

/s/ Howard M. Levkowitz
Howard M. Levkowitz
Chief Executive Officer
(Principal Executive Officer)